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                                                                    EXHIBIT 11

                        ENGINEERED SUPPORT SYSTEMS, INC.
               STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE

                                                      Three Months Ended
                                                          January 31
                                                 -----------------------------
                                                     1997             1996
                                                 ------------     ------------
NET INCOME                                       $    802,831     $    485,828
                                                 ============     ============

NET INCOME PER SHARE

    Average shares outstanding                      3,182,114        2,983,443
                                                 ============     ============

    Net income                                          $ .25            $ .16
                                                 ============     ============

PRIMARY EARNINGS PER SHARE

    Average shares outstanding                      3,182,114        2,983,443
    Net effect of dilutive stock options <F1>         127,842          230,445
                                                 ------------     ------------
                                                    3,309,956        3,213,888
                                                 ============     ============
    Net income                                          $ .24            $ .15
                                                 ============     ============

FULLY DILUTED EARNINGS PER SHARE

    Average shares outstanding                      3,182,114        2,983,443

    Net effect of dilutive stock options <F1>         150,881          237,648
                                                 ------------     ------------
                                                    3,332,995        3,221,091
                                                 ============     ============
    Net income                                          $ .24            $ .15
                                                 ============     ============

<F1> Based on the treasury stock method


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